EXECUTIVE SEPARATION AGREEMENT AND RELEASE

THIS EXECUTIVE SEPARATION AGREEMENT AND RELEASE (this “Agreement”), by and between Arrow Financial Corporation, a New York corporation and its subsidiaries (together with its subsidiaries, “Employer”), and Terry R. Goodemote (“Executive”), is entered into and effective as of this 17 day of October, 2017.

Preliminary Statement

A.
Executive has resigned his director and officer positions with Employer with such resignation and the termination of Executive from such director and officer positions effective as of September 4, 2017 (the “Resignation Effective Date”) and has irrevocably resigned his employment with Employer as of the Last Day of Employment (defined below), and these resignations have been accepted.

B.
Executive will continue to be employed as a non-officer employee of Employer through the close of business on December 31, 2017 (the  “Last Day of Employment”) on the terms described below, and has voluntarily and irrevocably resigned his employment with Employer as of the Last Day of Employment, at which time and upon which date, Executive’s employment with Employer will terminate, and these resignations have been accepted.

C.
Without any admission or concern as to fault, liability or wrongdoing, to ensure an effective, amicable and smooth transition in leadership, and to avoid the time, distractions and resource expenditures potentially associated with Executive’s departure, Employer and Executive desire to resolve all matters relating to or arising out of Executive’s employment by Employer and Executive’s resignation of his director and officer positions and the termination of Executive’s employment with Employer on the terms described herein.

D.	Executive has been (and hereby is) advised in writing to consult with an attorney prior to finally accepting this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Resignation by Executive from all Director and Officer Positions; Termination of Executive’s Employment.

(a)
Resignation from all Director and Officer Positions. Executive has voluntarily resigned from his director and officer positions with Employer effective as of the Resignation Effective Date. These resignations are accepted. Any and all right or authority of Executive to act as an agent of Employer, in any manner whatsoever, is terminated as of the Resignation Effective Date.

(b)
Resignation of Employment with Employer. Executive likewise hereby voluntarily and irrevocably resigns his employment with Employer effective as of the Last Day of Employment, and will be employed by Employer during the period from the date of this Agreement until the Last Day of Employment on the terms described herein. This resignation is accepted. The employment of Executive by Employer, in any capacity whatsoever, will terminate and cease as of the Last Day of Employment.

(c)
Advisory Period. Executive shall be employed by Employer as an employee advisor during a period beginning with the Resignation Effective Date and ending on the Last Day of Employment (the “Advisory Period”), reporting to the Chief Financial Officer; provided, however, that Employer shall have the right to terminate the Executive for (i) any willful misconduct by the Executive which is materially injurious to the Employer or its subsidiaries, monetarily or otherwise, (ii) any willful failure by the Executive to follow the reasonable directions of the Chief Financial Officer, (iii) any failure by the Executive substantially to perform any reasonable directions of the Chief Executive Officer (other than failure resulting from disability or death), within ten (10) days after delivery to the Executive by the Employer of a written demand for substantial performance, which written demand shall specifically identify the manner in which the Employer believes that the Executive has not substantially performed, or (iv) intentionally providing false or misleading information to, or otherwise misleading, the Chief Financial Officer. Executive’s principal duties during the Advisory Period shall include the transition of all finance, treasury, controller, reporting and audit functions.. During the Advisory Period, Executive shall be paid on a salaried basis at an annual rate of $240,000, subject to applicable withholding, payable in equal bi-weekly installments or at such other intervals as is consistent with the regular payroll practice of Employer.

2.
Separation Benefits. In consideration for the representations, warranties, covenants and agreements made by Executive and contained in this Agreement and conditional upon the terms of this Agreement. Employer will pay Executive an aggregate of $260,000 during the 2018 calendar year, subject to applicable withholding; payable in equal bi-weekly installments or at such other intervals as is consistent with the regular payroll practice of Employer (the “Separation Payment”) and subject to the condition that within 21 days after the Last Day of Employment, Executive signs and delivers a completed Schedule I and does not revoke his acceptance of the same within 7 days after returning the completed Schedule I. Said salary payments will commence as soon as administratively practicable in 2018 after such conditions are satisfied.

Executive shall continue to accrue vacation time in accordance with Employer’s vacation policies through the Last Day of Employment. Executive shall continue to receive medical and dental benefits at the current participation level in accordance with Employer’s then current policies (including cost sharing) until the earlier of (i) December 31, 2018 or (ii) the date on which Executive is first entitled to receive medical and dental coverage from another employer. Executive’s life and disability insurance coverage shall terminate on the Last Day of Employment. Beginning on January 1, 2019, Executive shall be provided with medical, dental and life insurance contributions consistent with the policy set forth on Schedule II hereof. Solely for purposes of the policy set forth on Schedule II, Executive shall be treated as an employee who had 25 years of service and retired at age 55. The benefits Executive shall be eligible to receive under Employer’s qualified retirement plan, defined retirement pension plan, deferred compensation plan, non-qualified supplemental executive retirement plan and/or employee stock ownership plan shall be determined in accordance with the terms of the applicable plan. Executive shall be eligible for any award to be paid according to the terms of the Employer’s short-term incentive plan (“STIP”) for his service as an executive officer of Employer in 2017 (i.e., through September 4, 2017), such payment subject to the sole and absolute discretion of the Compensation Committee of the Board of Directors of Arrow Financial Corporation, to be paid in the first quarter of 2018 consistent with other STIP payments to be paid by Employer. Participation in all qualified and unqualified benefit plans shall terminate on the Last Day of Employment.

All payments and benefits provided to Executive by Employer under this Agreement, including the Separation Payment, are (i) conditional upon Executive’s continued compliance with all provisions of this Agreement, including without limitations the covenants set forth in Sections 6, 7 and 8 hereof, and (ii) subject to any applicable clawback or recoupment policies required by applicable law or policy of Employer. Whether or not Executive signs this Agreement, he will receive wages or other compensation for all time worked through the Last Day of Employment, accrued vacation, and any other accrued leave time which Executive is entitled to under applicable law, through the Last Day of Employment, subject to any applicable clawback or recoupment policies required by applicable law or policy of Employer. Except as provided in this Agreement, no payment, compensation, leave time, insurance or other benefits, will be furnished or paid to Executive. Executive acknowledges that Employer may change payroll dates, schedules or amounts, insurance carriers or benefit plans or otherwise modify its payroll or benefit plans for its active executives, and those changes will be applied to Executive as well where applicable.

Executive agrees that all business expenses for which Executive is entitled to reimbursement consistent with Employer’s policies will be documented and submitted for approval on a timely basis and any final expenses will be submitted within ten (10) days of the Last Day of Employment.

Executive shall continue to be entitled to all rights of indemnification and directors and officers liability insurance with respect to the period of his service as a director or officer of Employer, consistent with Employer’s governing documents and applicable New York law, to the same extent as other directors and officers of Employer.

3.
Treatment of Outstanding Equity Awards. Executive has outstanding vested and unvested stock options. Executive’s vested stock options shall be exercisable in accordance with the terms of the applicable award agreement and Employer’s 1998 Long-Term Incentive Plan, the 2008 Long-Term Incentive Plan and the 2013 Long-Term Incentive Plan, as applicable, which may provide for a stated exercise period upon termination of employment including, possibly, a stated exercise period upon “early retirement,” (as defined under the principal retirement plan of Arrow Financial Corporation). His unvested stock options shall be forfeited immediately following the Last Day of Employment, consistent with the terms of the applicable award agreement and underlying plan document.

4. Prior Agreements Superseded; Representations and Releases.

(a)
Prior Agreements, Practices, Policies, Procedures and Plans Superseded. In consideration of the Separation Payment and other benefits accruing to Executive hereunder, and subject to Section 11 hereof, except as is contemplated by Section 6(f), Executive agrees that the Employment Agreement dated January 27, 2016 by and among Executive, Arrow Financial Corporation and its wholly owned subsidiary, Glens Falls National Bank and Trust Company, and any other agreement between Employer and Executive with respect to severance or separation payments, is terminated as of the date hereof and any such agreement or any other severance practice, program, policy, procedure, arrangement or plan (except as explicitly set forth herein) of Employer is superseded in its entirety by the terms of this Agreement in all respects. Executive will have no further rights, and Employer will have no further obligations, under any such agreement, practice, program, policy, procedure, arrangement or plan (except as explicitly set forth herein). For the avoidance of doubt, nothing in this Agreement is intended to or in effect terminates any agreements of Executive pertaining to intellectual property, inventions, confidentiality or non-solicitation.

(b)
Representations. Executive represents and warrants to Employer that (i) Executive (A) has not filed any suit, action, claim, allegation or other proceeding at law or in equity, before any court, governmental agency, arbitration panel or other forum of any nature (an “Action”) with respect to the matters released in Section 4(c) below and (B) will not prosecute, and will immediately dismiss with prejudice, any pending Action with respect to the matters released in Section 4(c) below; (ii) Executive has not assigned to any other person or entity any right(s) or claim(s) Executive may have against Employer; (iii) in deciding to execute this Agreement (A) no fact, evidence, event or transaction currently unknown to Executive, but which may hereinafter become known to Executive, shall affect in any way or any manner the final or unconditional nature of this Agreement; (B) Executive’s execution of this Agreement is a knowing and voluntary act on Executive’s part; (C) Executive has read and fully understands the terms of this Agreement, including the final and binding nature and effect of Executive’s waiver of rights by execution of this Agreement and has been advised (and hereby is advised) in writing to consult with an attorney before signing the Agreement at the time Executive first received this Agreement; (D) Executive has been provided with a reasonable and adequate period of time to consider this Agreement and consult with his attorneys and advisors concerning this Agreement before signing it; and (E) Executive has not been promised anything or provided any consideration for entering into this Agreement that is not specified in this Agreement. In addition, Executive hereby represents and warrants to Employer that, he has disclosed to the Chairman of the Arrow Financial Corporation Board of Directors, on or prior to the date hereof and will disclose, on or prior to the Last Day of Employment, any material violation of federal, state, foreign or local criminal law or regulation that is applicable to Employer, any threatened or pending federal, state, foreign or local governmental criminal investigation against Employer and any practice or policy of Employer that may be unlawful under applicable federal, state, foreign or local criminal law. Further, Executive represents and warrants to Employer that the facts relating to Executive contained in the Preliminary Statement are true and correct.

(c)    Waiver and Release.

(1)
Executive hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Executive may now or in the future have against any of the Employer Parties (defined below) in any way arising out of, based upon or relating to (i) Executive’s employment with Employer or the termination of or resignation from such employment, (ii) any promise, policy, practice, agreement, action or conduct of any of the Employer Parties to date, or (iii) any fact occurring prior to this date. Executive acknowledges that this means that, among other claims, he is releasing the Employer Parties from and may not bring claims against any of them under (i) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (ii) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (iii) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (iv) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (v) the WARN Act, which requires that advance notice be given of certain workforce reductions; (vi) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (vii) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (viii) the Sarbanes-Oxley Act of 2002, which, among other things, provides “whistleblower” protection; (ix) the National Labor Relations Act, the New York State Human Rights Law, the New York State Labor Law (including but not limited to the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York State Corrections Law, the New York State Civil Rights Law, Section 125 of the New York Workers' Compensation Law, and the New York City Human Rights Law, all as amended and including all of their respective implementing regulations, (x) any applicable federal, state or local law prohibiting any form of discrimination or retaliation; (xi) any law prohibiting retaliation based on exercise by Executive of rights under any law, providing “whistleblower” protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, or (xii) any law or decision enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, invasion of privacy, defamation, and similar or related claims, and any other law or decision relating to salary, commission, compensation, benefits, and other matters. Except to the extent specifically provided elsewhere in this Agreement, Executive further hereby releases, gives up and waives any and all rights and claims he had, has or will have to any bonus or payment under any bonus or incentive plan or program of Employer. Executive specifically represents that he has not been treated adversely on account of age or gender, or in retaliation for exercising any legal rights or reporting any alleged violation of law, nor has he otherwise been treated wrongfully in connection with his employment with Employer or his separation from employment and that he has no claim under the Age Discrimination in Employment Act, or any other federal, state or local law, decision, order or regulation concerning discrimination or retaliation. Except to the extent specifically provided elsewhere in this Agreement, Executive is not eligible for severance under any agreement, practice, program, policy, procedure, arrangement or plan of Employer and Executive specifically waives any right he may have to receive benefits under any such agreement, practice, program, policy, procedure, arrangement or plan. Executive acknowledges that Employer relied on the representations, warranties and agreements in this Agreement in agreeing to pay Executive the amounts and provide the benefits described in Section 2. Executive understands that he is releasing claims for events that have occurred prior to his signing this Agreement that he may not know about. Notwithstanding anything contained herein to the contrary, this release does not include (and Executive does not release) claims arising after the date Executive signs this Agreement, claims for vested benefits under any Employer benefit plan based upon Executive’s service until and ending on the Last Day of Employment, any claim for breach of this Agreement or any equity award agreement, or any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported. In addition, Executive understands that by signing this Agreement Executive waives and gives up, among other claims, the right to file a lawsuit seeking monetary damages from the Employer Parties for discrimination claims, but that this Agreement and release does not prohibit Executive from making an administrative complaint of employment discrimination against any of the Employer Parties with a governing federal, state or local agency.

For the purposes of this Agreement, the term “Employer Parties” means (i) Arrow Financial Corporation and any of its present or former direct or indirect subsidiaries, affiliates, and any joint venture or other entity in which Employer or any such entity has any ownership interest; (ii) any employee benefit plans or trusts sponsored, established or maintained by Employer or any other entity described in (i) above; (iii) the present and former directors, officers, employees, agents, administrators, trustees and fiduciaries of each entity described in (i) or (ii) above; and (iv) the respective insurers, successors and assigns of each person or entity described in (i), (ii) or (iii) above.

(2)
Employer hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Employer may now or in the future have against Executive in any way arising out of, based upon or relating to (i) Executive’s employment with Employer or the termination of or resignation from such employment, (ii) any promise, policy, agreement, action or conduct of Executive to date, or (iii) any fact occurring prior to this date, except for rights, claims, causes of action and claims for liability against Executive in any way based on any violation by Executive of the Employer’s Code of Conduct, any criminal conduct by Executive, any knowing or intentional violation of law by Executive, or any fraud or breach of fiduciary duty by Executive (“Retained Claims”). Notwithstanding anything contained herein to the contrary, this release does not include (and Employer does not release) any Retained Claims, any claim for breach of this Agreement or any confidentiality or non-solicitation agreement signed by Executive, or any claims arising after this date.

(d)
Nature of Release. It is expressly understood and agreed that this Agreement is intended to cover and does cover not only all known losses and damages but any future losses and damages not now known or anticipated but which may later develop or be discovered, including the effects and consequences thereof. It is further expressly understood and agreed that this Agreement may be pleaded as a counterclaim to or as a defense in bar or abatement of any action taken by or on behalf of either Employer or Executive. Executive agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by any of the Employer Parties of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Employer. Likewise, Employer agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by Executive of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Executive.

5.
Covenant Not To Sue; Indemnification. Executive and Employer each agree not to enter into any suit, action or other proceeding at law or in equity (including administrative actions), or to prosecute further any existing suit or action that might presently exist, or to make any claim or demand of any kind or nature against any of the Employer Parties or Executive (as the case may be), in any such case asserting any claim released by Executive or Employer (as the case may be) by Section 4(c)(1) and (2) of this Agreement. If Employer or Executive enters into any such suit, action or other proceeding in violation of this Section 5, the party who does so shall (i) indemnify, defend and hold the other (which, in the case of Employer shall include all the Employer Parties) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, action, suits, costs, expenses and disbursements (including attorneys’ fees and expenses and court costs whether or not litigation is commenced and, if litigation is commenced, during all trial and appellate phases of such litigation) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any such person in any way relating to, arising out of, connected with or resulting from such actions, including any of the matters released hereunder and (ii) in the case of Executive, immediately return the Separation Payment to Employer.

Notwithstanding the foregoing, nothing contained herein shall prevent Executive from filing an administrative charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices (“FEP”) agency. Executive agrees, however, that he shall not seek, accept, or be entitled to any monetary relief, whether for himself individually or as a member of a class or group, arising from an EEOC or FEP agency charge filed by Executive or on his behalf. No federal, state or local government agency is a party to this Agreement and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the released claims. However, if a government agency were to pursue any matters falling within the release of claims, which it is free to do, Executive and Employer agree that this Agreement shall control as the exclusive remedy and full settlement of all released claims between Executive and Employer. The Agreement is binding as between two private parties, Executive and Employer. Therefore, this Agreement affects the two parties’ rights only, with no impact or restrictions on any third parties, including any government agency.

6.    Restrictive Covenants.

(a)
Confidentiality; Return of Property. Executive acknowledges that, as an executive of Employer, he has had access to confidential, proprietary and trade secret information of Employer. In addition, Executive acknowledges the competitive nature of Employer’s business and agrees and reaffirms that any information that is not public (by lawful means) or otherwise readily accessible by the public through lawful means acquired by Executive regarding Employer’s business, finances, costs, pricing, contracts, customers, prospects, plans, products, methods, technology, legal proceedings, personnel, directors and officers (whether or not such information is marked confidential) shall be considered Employer’s confidential information. In furtherance and not limitation of any prior agreements, to the extent that any of the following is not public (by lawful means) or otherwise readily accessible by the public through lawful means regarding confidentiality, Executive agrees not to disclose to anyone (other than Employer), or use for Executive’s benefit or the benefit of any other person (other than Employer), any trade secrets, marketing documents or information, financial statements, reports, salary information, product cost or price information, technical information, financial information, methods, technology, any information relating to customers, prospects, bids, proposals or sales or any other information acquired by Executive regarding Employer or its business, directors, officers and employees (whether or not such information is marked confidential). Furthermore, Executive agrees to return to Employer, on the Last Day of Employment, all Employer property and any information (including any copies thereof, electronic or otherwise) that Executive has received, prepared or helped to prepare during the course of Executive’s employment with Employer; provided, however, that Employer agrees to transfer title to Executive on an “as is, where is” basis to the 2011 Toyota Avalon provided to Executive for his use while an executive officer of Employer promptly following the Last Day of Employment and the expiration of the revocation period set forth in Schedule I attached hereto. All risk of loss with respect to the 2011 Toyota Avalon will pass to Executive upon the transfer of title to the vehicle to Executive and Employer will no longer be responsible for insurance or maintenance for such vehicle as of such date.

(b)	Non-Compete. Employer agrees to waive its rights to enforce that certain covenant not to compete set forth in Section 9(a) of the Employment Agreement.

(c)
Non-Solicitation. In consideration of the Separation Payment, and in furtherance and not limitation of any prior agreement between Executive and Employer with respect to non-solicitation matters, Executive acknowledges and agrees that, for a period of two (2) years following the Last Day of Employment, Executive shall not, directly or indirectly: (i) acting on behalf of any Financial Institution, regardless of where such Financial Institution is located or doing business, solicit any banking, lending or trust business or the business of providing financial, insurance or investment adviser services or products business for such Financial Institution from, or otherwise seek to obtain as a customer or client of such Financial Institution, any person or entity that, to the knowledge of the Executive, was a customer or client of Employer, and whom Executive, or anyone supervised directly or indirectly by Executive, worked or dealt with, at any point during the one-year period immediately preceding the Last Day of Employment; or (ii) acting on behalf of any other corporation or entity, including any Financial Institution, regardless of where such other corporation or entity is located or doing business, employ, recruit or solicit as an employee of such corporation or entity or retain or seek to retain as an agent or consultant of such corporation or entity, or any of its affiliates, any individual employed by or retained as an agent or consultant of Employer in furtherance of the

Business at any point during the one-year period immediately preceding the Last Day of Employment if such individual possesses knowledge of any trade secrets or confidential customer information of Employer, or provided services that were unique and/or extraordinary to Employer in its Business and Executive worked with or directly or indirectly managed such individual at any time during the one-year period immediately preceding the Last Day of Employment.

(d)
Insider Trading Policy. Executive shall remain subject to the Employer’s insider trading policy through the Last Day of Employment. In no event shall Executive trade in the securities of Employer in violation of any state or federal securities laws.

(e)
Equitable Relief. Executive acknowledges and agrees that (i) any breach of this Agreement by Executive, including any breach of the terms of this Section 6, will cause Employer irreparable injury and damage, (ii) the provisions of this Agreement are necessarily of a special, unique and extraordinary nature and (iii) if Executive breaches or threatens to breach any such provisions, Employer shall be entitled, in addition to any other remedies and damages Employer could recover as a result of any such breach, to obtain equitable relief, including restraining orders or injunctions, both temporary and permanent, in order to prevent future violation thereof by Executive or any person with whom Executive may be affiliated.

(f)
Existing Obligations. Executive agrees to remain bound by and to comply with, and reaffirms Executive’s obligations under, any agreement or policy relating to confidential information, invention, intellectual property, non-solicitation, or similar matters to which Executive is now subject, notwithstanding the reasons why Executive’s employment terminated or any conduct occurring prior to this date. The covenants and agreements set out in this Section 6 above are in addition to, and do not in any way cancel or supersede, any of such obligations or agreements. For the avoidance of doubt, Employer waives its rights to enforce any covenant not to compete which Executive may have agreed to prior to the date hereof.

(g)	Survival. The provisions of this Section 6 shall survive any termination of this Agreement.

(h)
Reformation. It is the intention of the parties to restrict the activities of the Executive under this Section 6(c) only to the extent necessary for the protection of the legitimate business interests of Employer, and the parties specifically covenant and agree that should any of the clauses or provisions of the restrictions set forth therein, under any set of circumstances, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective, then and in that event, the provision shall not be rendered invalid or unenforceable and instead the parties consent and agree that the court so holding may reduce the extent or duration of such restrictions or effect any other change to such restrictions to such lesser degree or extent necessary to render such restrictions enforceable by said court to the maximum extent permissible under applicable law. The enforceability of the provisions of this Section 6 shall not be affected by the existence or non-existence of any agreement with similar terms between Employer and another employee, or by the failure of Employer to enforce, its agreement to waive or change the terms of any such agreement with another employee containing similar terms.

7.    Non-Disparagement; No Re-Employment.

(a)
Non-Disparagement. For a period of ten (10) years following the Last Day of Employment, Executive will not, directly or indirectly, make any statements, declarations, announcements, assertions, remarks, comments or suggestions, orally or in writing, that individually or collectively are, or may be construed as being, defamatory, derogatory, critical, negative, or disparaging to Employer (including any successor to Employer by merger or acquisition or any of such successor’s affiliates), or to any director, officer, controlling shareholder, member, employee or agent of any of the foregoing.

(b)
No Re-Employment. Executive will never apply for or seek employment with Employer, or be employed by Employer, and agrees that Employer may refuse to employ him (or, if he has already been employed, dismiss him following discovery of that fact) without liability.

8.
Legal Proceedings. Executive agrees to cooperate with Employer and its legal counsel, and to furnish any and all complete and truthful information, testimony or affidavits, in connection with any matter that arose during his employment with Employer, or in connection with any litigation, governmental proceeding or investigation, arbitration or claim, that in any way relates to the business or operations of Employer, or of which Executive may have any knowledge or involvement. Executive will make his best efforts to consult with and provide information to Employer and its legal counsel concerning all such matters, and appear as and when requested to provide any such information, assistance or testimony on reasonable notice. Employer will use its reasonable efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment or other business activity in which Executive may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring Executive to provide any testimony, sworn statement or declaration that is not complete and truthful. If Employer requires Executive to travel outside the metropolitan area in the United States where he then resides to provide any testimony or otherwise provide any such assistance, then Employer agrees to reimburse Executive for any reasonable, customary and necessary travel and lodging expenses incurred by him to do so provided Executive submits all documentation required under Employer’s reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Employer to deduct those expenses. To the extent that Executive is required to spend significant time assisting Employer as contemplated under this Section 8, Employer shall compensate the Executive at a reasonable hourly rate to be agreed upon by the parties, each party acting reasonably. Nothing in this Agreement shall prevent Executive from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

9.
Further Assurances. Executive agrees to execute such further instruments and take such further actions as Employer shall reasonably require to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Executive agrees to execute a second release, in a form attached hereto as Schedule I, upon the occurrence of the Last Day of Employment. Executive acknowledges and agrees that the execution of such a release and the expiration of the applicable revocation period with respect to such release is a condition to the payment of the Separation Payment hereunder.

10.    General Provisions.

(a)
Entire Agreement. This Agreement contains the entire agreement between the parties concerning the separation of the Executive from all positions of the Executive with the Employer. This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties’ entire understanding and agreement with respect to the subject matter hereof (the termination of Executive’s employment and directorships with Employer, the Separation Payment and the treatment of the outstanding equity awards currently held by Executive and the release of any potential related claims). Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement, except that any confidentiality agreement, non-solicitation agreement, invention or intellectual property rights or assignment, equity award agreement or other agreement between Employer and Executive, and any qualified or non-qualified plan document expressly covering a party’s rights after termination of employment, shall remain in full force and effect, in accordance with its terms, after the execution of this Agreement, except to the extent specified in this Agreement.

(b)
Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith. No covenant or condition of this Agreement can be waived, except by the written consent of the party entitled to receive the benefit thereof. Forbearance or indulgence by a party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by such other party of such covenant or condition, the party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

(c)
Successors, Assigns and Third Party Beneficiaries. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and is freely assignable by Employer. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by any party hereto without the prior written consent of the other party hereto. Each subsidiary or affiliate of Arrow Financial Corporation (and their predecessors, successors and assigns) shall be a third-party beneficiary of this Agreement, as if such subsidiary or affiliate was specifically party hereto.

(d)
Construction. This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such party’s counsel, it being agreed that all parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

(e)
Governing Law. This Agreement is deemed to have been entered into and accepted in the State of New York, and all questions with respect to the formation and construction of this Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of New York, which are applicable to agreements entered into and performed entirely within such State, without giving effect to the choice or conflicts of law provisions thereof. Employer and Executive each hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement may be filed, tried and litigated in the state courts of the State of New York or (if federal jurisdiction exists) the United States District Court for the Northern District of New York. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts, and any claim that either such forum is not a convenient or the most convenient forum. In the event of a breach of this Agreement, the breaching party agrees to pay all costs of enforcement and collection of any and all remedies and damages, including reasonable attorneys’ fees.

(f)
Severability. If any Section (or part thereof) of this Agreement is found by a court of competent jurisdiction to be contrary to, prohibited by or invalid under any applicable law, such court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such Section (or part thereof). No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction. If, in the sole judgment of Employer, a Section (or part thereof) of this Agreement is so modified or omitted in a manner which eliminates a substantial part of the benefit intended to be received by Employer hereunder, then Employer may rescind this Agreement and Executive shall immediately return to Employer the Separation Payment hereunder.

(g)
Captions. The captions, headings and titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

(h)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. A facsimile signature is as good as an original.

11.
Execution and Delivery; Time to Consider Agreement; Time to Revoke Agreement. This Agreement was presented to Executive on October 17, 2017. Executive has been advised (and hereby is advised) to take this Agreement home, read it, consult with an attorney or attorneys of his choice and carefully consider all of its provisions before signing it.

Executive acknowledges that he has been given at least twenty-one (21) days to consider this Agreement thoroughly and Executive was encouraged to consult with his personal attorney at his own expense, if desired, before signing below, Executive further agrees that any changes made to this Agreement will not restart the running of the 21-day period referenced herein.

Executive understands that he may revoke this Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven (7) day period to Debra Ann Meier at the address noted below. Executive further understands that if he revokes this Agreement, he shall not receive the Separation Payment or other benefits set forth in Section 2 of this Agreement.

Executive will have until 5:00 P.M., New York Time, on November 7, 2017 to consider, sign and return this Agreement to Debra Ann Meier, Sr. Vice President of Human Resources and Training, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If Executive fails to return this Agreement on a timely basis, the payments described in this Agreement and the benefits agreed upon will not be paid or provided and this Agreement shall be null, void and of no force or effect with respect to either Executive or Employer.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EXECUTIVE: /s/ Terry R. Goodemote Terry R. Goodemote	EMPLOYER: ARROW FINANCIAL CORPORATION By: /s/ Thomas J. Murphy Name: Thomas J. Murphy Title: President and CEO

Schedule I

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”), by and between Arrow Financial Corporation, a New York corporation (together with its subsidiaries, “Employer”), and Terry R. Goodemote (“Employee”), is entered into and effective as of this ___day of __________, 2017.

Preliminary Statement

A.
Employee and Employer previously entered into that certain Executive Separation Agreement and Release dated as of ______________, 2017 (the “Separation Agreement”), pursuant to which Employee, among other things, (i) resigned his director and officer positions with Employer effective as of the date thereof, (ii) accepted continued employment as a non-officer employee of Employer and (iii) agreed to execute and deliver this Agreement within 21 days after the Last Day of Employment as a condition to receiving the Separation Payment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement.

B.
Without any admission or concern as to fault, liability or wrongdoing, to ensure an effective and smooth transition in leadership, and to avoid the time, distractions and resource expenditures potentially associated with Employee’s departure, Employer and Employee desire to resolve all matters relating to or arising out of Employee’s employment by Employer on the terms described below.

C.	Employee is signing this Agreement in order to satisfy a condition to receiving the Separation Payment,

D.	Employee has been (and hereby is) advised in writing to consult with an attorney prior to finally accepting this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, in order for Employee to satisfy a condition to receiving the Separation Payment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Resignation by Employee; Separation Benefits. Employee has voluntarily and irrevocably resigned his employment with Employer effective as of the Last Date of Employment. The employment of Employee by Employer, in any capacity whatsoever, has terminated and ceased. Employer shall provide to Employee the Separation Payment and the other benefits to which he is entitled in accordance with the terms and conditions of the Separation Agreement, conditional upon Employee’s execution of this Agreement, expiration of the revocation period provided herein and continued performance of all obligations under this Agreement and the Separation Agreement.

2.     Prior Agreements Superseded; Representations and Releases.

(a)
Prior Agreements, Practices, Policies, Procedures and Plans Superseded. Employee agrees that any agreement (other than the Separation Agreement or as is specifically contemplated in the Separation Agreement) between Employer and Employee with respect to employment, severance or separation payments, is hereby terminated and any such agreement or any other severance practice, program, policy, procedure, arrangement or plan (except as explicitly set forth in this Agreement or the Separation Agreement) of Employer is superseded in its entirety. Employee will have no further rights, and Employer will have no further obligations, under any such agreement, practice, program, policy, procedure, arrangement or plan (except as explicitly set forth in this Agreement or the Separation Agreement).

(b)
Representations. Employee represents and warrants to Employer that (i) Employee (A) has not filed any suit, action, claim, allegation or other proceeding at law or in equity, before any court, governmental agency, arbitration panel or other forum of any nature (an “Action”) with respect to the matters released in Section 2(c) below and (B) will not prosecute, and will immediately dismiss with prejudice, any pending Action with respect to the matters released in Section 2(c) below; (ii) Employee has not assigned to any other person or entity any right(s) or claim(s) Employee may have against Employer; (iii) in deciding to execute this Agreement (A) no fact, evidence, event or transaction currently unknown to Employee, but which may hereinafter become known to Employee, shall affect in any way or any manner the final or unconditional nature of this Agreement; (B) Employee’s execution of this Agreement is a knowing and voluntary act on Employee’s part; (C) Employee has read and fully understands the terms of this Agreement, including the final and binding nature and effect of Employee’s waiver of rights by execution of this Agreement and has been advised (and hereby is advised) in writing to consult with an attorney before signing the Agreement at the time Employee first received this Agreement; (D) Employee has been provided with a reasonable and adequate period of time to consider this Agreement and consult with his attorneys and advisors concerning this Agreement before signing it; and (E) Employee has not been promised anything or provided any consideration for entering into this Agreement that is not specified in this Agreement. In addition, Employee hereby represents and warrants to Employer that he has disclosed to the Chairman of the Arrow Financial Corporation Board of Directors, on or prior to the date hereof, any material violation of federal, state, foreign or local criminal law or regulation that is applicable to Employer, any threatened or pending federal, state, foreign or local governmental criminal investigation against Employer and any practice or policy of Employer that may be unlawful under applicable federal, state, foreign or local criminal law. Further, Employee represents and warrants to Employer that the facts relating to Employee contained in the Preliminary Statement are true and correct.

(c)    Waiver and Release.

(1)
Employee hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Employee may now or in the future have against any of the Employer Parties (defined below) in any way arising out of, based upon or relating to (i) Employee’s employment with Employer or the termination of or resignation from such employment, (ii) any promise, policy, practice, agreement, action or conduct of any of the Employer Parties to date, or (iii) any fact occurring prior to this date. Employee acknowledges that this means that, among other claims, he is releasing the Employer Parties from and may not bring claims against any of them under (i) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (ii) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (iii) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (iv) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (v) the WARN Act, which requires that advance notice be given of certain workforce reductions; (vi) the Employee Retirement Income Security Act,

which among other things, protects employee benefits; (vii) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (viii) the Sarbanes-Oxley Act of 2002, which, among other things, provides “whistleblower” protection; (ix) the National Labor Relations Act, the New York State Human Rights Law, the New York State Labor Law (including but not limited to the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York State Corrections Law, the New York State Civil Rights Law, Section 125 of the New York Workers' Compensation Law, and the New York City Human Rights Law all as amended and including all of their respective implementing regulations, (x) any applicable federal, state or local law prohibiting any form of discrimination or retaliation; (xi) any law prohibiting retaliation based on exercise by Employee of rights under any law, providing “whistleblower” protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, or (xii) any law or decision enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, invasion of privacy, defamation, and similar or related claims, and any other law or decision relating to salary, commission, compensation, benefits, and other matters. Except to the extent specifically provided elsewhere in this Agreement, Employee further hereby releases, gives up and waives any and all rights and claims he had, has or will have to any bonus or payment under any bonus or incentive plan or program of Employer. Employee specifically represents that he has not been treated adversely on account of age or gender, or in retaliation for exercising any legal rights or reporting any alleged violation of law, nor has he otherwise been treated wrongfully in connection with his employment with Employer or his separation from employment and that he has no claim under the Age Discrimination in Employment Act, or any other federal, state or local law, decision, order or regulation concerning discrimination or retaliation. Except to the extent specifically provided elsewhere in this Agreement, Employee is not eligible for severance under any agreement, practice, program, policy, procedure, arrangement or plan of Employer and Employee specifically waives any right he may have to receive benefits under any such agreement, practice, program, policy, procedure, arrangement or plan. Employee acknowledges that Employer relied on the representations, warranties and agreements in this Agreement in agreeing to pay Employee the amounts and provide the benefits described in Section 2. Employee understands that he is releasing claims for events that have occurred prior to his signing this Agreement that he may not know about. Notwithstanding anything contained herein to the contrary, this release does not include (and Employee does not release) claims arising after the date Employee signs this Agreement, claims for vested benefits under any Employer benefit plan based upon Employee’s service until and ending on the Last Day of Employment, any claim for breach of this Agreement or any equity award agreement, or any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported. In addition, Employee understands that by signing this Agreement Employee waives and gives up, among other claims, the right to file a lawsuit seeking monetary damages from the Employer Parties for discrimination claims, but that this Agreement and release does not prohibit Employee from making an administrative complaint of employment discrimination against any of the Employer Parties with a governing federal, state or local agency.

For the purposes of this Agreement, the term “Employer Parties” means (i) Arrow Financial Corporation and any of its present or former direct or indirect subsidiaries, affiliates, and any joint venture or other entity in which Employer or any such entity has any ownership interest; (ii) any employee benefit plans or trusts sponsored, established or maintained by Employer or any other entity described in (i) above; (iii) the present and former directors, officers, employees, agents, administrators, trustees and fiduciaries of each entity described in (i) or (ii) above; and (iv) the respective insurers, successors and assigns of each person or entity described in (i), (ii) or (iii) above.

(2)
Employer hereby releases, gives up and waives any and all known and unknown rights, causes of action, lawsuits and claims for liability Employer may now or in the future have against Employee in any way arising out of, based upon or relating to (i) Employee’s employment with Employer or the termination of or resignation from such employment, (ii) any promise, policy, agreement, action or conduct of Employee to date, or (iii) any fact occurring prior to this date, except for rights, claims, causes of action and claims for liability against Employee in any way based on any violation by Employee of the Employer’s Code of Conduct, any criminal conduct by Employee, any knowing or intentional violation of law by Employee, or any fraud or breach of fiduciary duty by Employee (“Retained Claims”). Notwithstanding anything contained herein to the contrary, this release does not include (and Employer does not release) any Retained Claims, any claim for breach of this Agreement or the Separation Agreement or any confidentiality or non-solicitation agreement signed by Employee, or any claims arising after this date.

(d)
Nature of Release. It is expressly understood and agreed that this Agreement is intended to cover and does cover not only all known losses and damages but any future losses and damages not now known or anticipated but which may later develop or be discovered, including the effects and consequences thereof. It is further expressly understood and agreed that this Agreement may be pleaded as a counterclaim to or as a defense in bar or abatement of any action taken by or on behalf of either Employer or Employee. Employee agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by any of the Employer Parties of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Employer. Likewise, Employer agrees that neither this Agreement nor performance hereunder constitutes or should be construed as an admission by Employee of any fault, liability, wrongdoing, or violation of any Employer policy, any federal, state, foreign or local law or regulation, common law, or any breach of any contract or any other wrongdoing of any type, all of which are expressly denied by Employee.

3.
Covenant Not To Sue; Indemnification. Employee and Employer each agree not to enter into any suit, action or other proceeding at law or in equity (including administrative actions), or to prosecute further any existing suit or action that might presently exist, or to make any claim or demand of any kind or nature against any of the Employer Parties or Employee (as the case may be), in any such case asserting any claim released by Employee or Employer (as the case may be) by Section 4(c)(1) and (2) of this Agreement. If Employer or Employee enters into any such suit, action or other proceeding in violation of this Section 5, the party who does so shall (i) indemnify, defend and hold the other (which, in the case of Employer shall include all the Employer Parties) harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, action, suits, costs, expenses and disbursements (including attorneys’ fees and expenses and court costs whether or not litigation is commenced and, if litigation is commenced, during all trial and appellate phases of such litigation) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any such person in any way relating to, arising out of, connected with or resulting from such actions, including any of the matters released hereunder and (ii) in the case of Employee, immediately return the Separation Payment to Employer.

Notwithstanding the foregoing, nothing contained herein shall prevent Employee from filing an administrative charge of discrimination with the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices (“FEP”) agency. Employee agrees, however, that he shall not seek, accept, or be entitled to any monetary relief, whether for himself individually or as a member of a class or group, arising from an EEOC or FEP agency charge filed by Employee or on his behalf. No federal, state or local government agency is a party to this Agreement and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the released claims. However, if a government agency were to pursue any matters falling within the release of claims, which it is free to do, Employee and Employer agree that this Agreement shall control as the exclusive remedy and full settlement of all released claims between Employee and Employer. The Agreement is binding as between two private parties, Employee and Employer. Therefore, this Agreement affects the two parties’ rights only, with no impact or restrictions on any third parties, including any government agency.

4.    General Provisions.

(a)
Entire Agreement. This Agreement and the Separation Agreement contains the entire agreement between the parties concerning the separation of the Employee from all positions of the Employee with the Employer. This Agreement, the Separation Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties’ entire understanding and agreement with respect to the subject matter hereof (the termination of Employee’s employment and directorships with Employer, the Separation Payment and the treatment of the outstanding equity awards currently held by Employee and the release of any potential related claims). Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein or in the Separation Agreement shall be null and void and are merged into this Agreement, except that any confidentiality agreement, non-solicitation agreement, invention or intellectual property rights or assignment, equity award agreement or other agreement between Employer and Employee, and any qualified or non-qualified plan document expressly covering a party’s rights after termination of employment, shall remain in full force and effect, in accordance with its terms, after the execution of this Agreement, except to the extent specified in this Agreement or the Separation Agreement.

(b)
Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith. No covenant or condition of this Agreement can be waived, except by the written consent of the party entitled to receive the benefit thereof. Forbearance or indulgence by a party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by such other party of such covenant or condition, the party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

(c)
Successors, Assigns and Third Party Beneficiaries. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and is freely assignable by Employer. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by any party hereto without the prior written consent of the other party hereto. Each subsidiary or affiliate of Arrow Financial Corporation (and their predecessors, successors and assigns) shall be a third-party beneficiary of this Agreement, as if such subsidiary or affiliate was specifically party hereto.

(d)
Construction. This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such party’s counsel, it being agreed that all parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

(e)
Governing Law. This Agreement is deemed to have been entered into and accepted in the State of New York, and all questions with respect to the formation and construction of this Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of New York, which are applicable to agreements entered into and performed entirely within such State, without giving effect to the choice or conflicts of law provisions thereof. Employer and Employee each hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement may be filed, tried and litigated in the state courts of the State of New York or (if federal jurisdiction exists) the United States District Court for the Northern District of New York. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts, and any claim that either such forum is not a convenient or the most convenient forum. In the event of a breach of this Agreement, the breaching party agrees to pay all costs of enforcement and collection of any and all remedies and damages, including reasonable attorneys’ fees.

(f)
Severability. If any Section (or part thereof) of this Agreement is found by a court of competent jurisdiction to be contrary to, prohibited by or invalid under any applicable law, such court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such Section (or part thereof). No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction. If, in the sole judgment of Employer, a Section (or part thereof) of this Agreement is so modified or omitted in a manner which eliminates a substantial part of the benefit intended to be received by Employer hereunder, then Employer may rescind this Agreement and Employee shall immediately return to Employer the Separation Payment hereunder.

(g)
Captions. The captions, headings and titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

(h)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. A facsimile signature is as good as an original.

5.
Execution and Delivery, Time to Consider Agreement, Time to Revoke Agreement. This Agreement was presented to Employee on October 17, 2017. Employee has been advised (and hereby is advised) to take this Agreement home, read it, consult with an attorney or attorneys of his choice and carefully consider all of its provisions before signing it.

Employee acknowledges that he has been given at least twenty-one (21) days to consider this Agreement thoroughly and Employee was encouraged to consult with his personal attorney at his own expense, if desired, before signing below, Employee further agrees that any changes made to this Agreement will not restart the running of the 21-day period referenced herein.

Employee understands that he may revoke this Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven (7) day period to Debra Ann Meier at the address noted below. Employee further understands that if he revokes this Agreement, he shall not receive the Separation Payment or other benefits set forth in Section 2 of the Separation Agreement.

Employee will have until 5:00 P.M., New York Time, on November 7, 2017 to consider, sign and return this Agreement to Debra Ann Meier, Sr. Vice President of Human Resources and Training, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If Employee fails to return this Agreement on a timely basis, the payments described in this Agreement and the benefits agreed upon will not be paid or provided and this Agreement shall be null, void and of no force or effect with respect to either Employee or Employer.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EXECUTIVE: Terry R. Goodemote	EMPLOYER: ARROW FINANCIAL CORPORATION By: Name: Title:

Schedule II

POST RETIREMENT MEDICAL - DENTAL - LIFE INSURANCE

(see attached)

Tier 4 & Tier 5

POST RETIREMENT
MEDICAL - DENTAL - LIFE INSURANCE
Effective January 1, 2010
For Eligible Employees Retiring On or After January 1, 2010

INTRODUCTION

Employees who regularly work 1,000 hours per year and were hired prior to January 1, 2007, may continue to enroll in the Company’s group medical and dental plans after retirement, according to the guidelines listed below in the Waiting Period. Employees who regularly work 1,000 hours per year and were hired prior to January 1, 2006, may qualify for company provided Life insurance as listed in the last section of this summary.

WAITING PERIOD

Employees who regularly work 1,000 hours per year will qualify for participation in this plan 1) at age 55 with a minimum of ten (10) years of service 2) at age sixty-five (65) with a minimum of five (5) years of service, and 3) for employees with a minimum of fifteen (15) years of service as of January 1, 2005, after completing twenty-five (25) years of service.

MEDICAL INSURANCE (For Employees Hired Prior to January 1, 2007)

The Company will contribute the stated dollar amount annually (pro-rated on a monthly basis) for your medical insurance under the Company group plans.

Full Years          Company Contribution         Company Contribution
of Service*        Retirees Under Age 65         Retirees 65 and Older w/Medicare Part A&B
Monthly     Per Year        Monthly     Per Year

5- 10	0 0 0
10            $87.58                 $1,051     $49.33        $ 592
11            $91.17                $1,094              $51.33        $ 616
12            $94.58                $1,135             $53.25        $ 639
13            $98.00                $1,176             $55.25        $ 663
14            $101.67            $1,220             $57.25        $ 687
15            $105.08            $1,261             $59.17        $ 710
16            $112.08            $1,345             $63.08        $ 757
17            $119.08            $1,429             $67.17        $ 806
18            $126.17            $1,514             $71.00        $ 852
19            $133.17            $1,598             $75.00        $ 900
20            $140.08            $1,681             $78.92        $ 947

21            $147.25            $1,767             $82.83        $ 994
22            $154.25            $1,851             $86.67        $1,040
23            $161.08            $1,933             $90.75        $1,089
24            $168.08            $2,017             $94.67        $1,136
25 and Over        $175.08            $2,101             $98.67        $1,184

The total annual premium cost for Medical coverage for yourself currently ranges from $5,064 to $5,827 (under age 65) and $2,405 to $3,599 (65 and over) depending on the plan you select. Medical insurance for your dependents may be continued after retirement with you paying 100% of the cost. The annual cost for dependents currently ranges from an additional $5,292 to $6,118 (under 65) and $2,405 to $3,599 (65 and over) depending on the number of dependents and plan you select. Rates are subject to change each January 1.

* For purposes of earning the Company Contribution, service begins on 6/27/97 for employees who joined the Company from Fleet Bank in 1997, service begins on 11/29/04 for employees who joined the Company from Capital Financial Group Inc. in 2004, and service begins on 04/08/05 for employees who joined the Company from HSBC Bank USA, NA in 2005. For purposes of eligibility, service begins on the Adjusted Hire Date.

POST RETIREMENT
MEDICAL - DENTAL - LIFE INSURANCE
Effective January 1, 2010
For Eligible Employees Retiring On or After January 1, 2010

DENTAL INSURANCE ( For Employees Hired Prior to January 1, 2007 )*

Dental Insurance for you and your dependents may be continued after retirement with you paying 100% of the cost. The current annual cost for covering yourself is $408, one dependent is an additional $312 and two or more dependents is an additional $648.

SPECIAL CONDITIONS FOR MEDICAL & DENTAL INSURANCE

Not Enrolled: If you and your dependents are not enrolled in the Company’s group medical or dental plans at the time of your retirement, you and your dependents may enroll up to 12 months after your retirement subject to a “change in family status” acceptable to the provider insurance company. After that time, you and your dependents may not enroll in the Company’s group plans.

Enrolled: If you and your dependents are enrolled in the Company’s group plans at the time of your retirement and later discontinue participation, neither you nor your dependents may re-enroll in the Company’s group plans at any time. If you predecease your dependents, your dependents enrolled at that time may continue participating in the Company’s plans under the same terms and conditions.

LIFE INSURANCE ( For Employees Hired Prior to January 1, 2006 )

If you have Group Term Life Insurance when you retire and you qualify as described below, the company will continue a portion of your Group Term Life Insurance during retirement:

Full Years of Service	Percentage of Insurance at Retirement Continued at No Cost to Retiree
5 but less than 10	0%
10 but less than 25	25%
25 or more	50%

The amount of insurance will be reduced by 20% of the amount continued after retirement beginning on the July 1 after your 66th birthday and each July 1 thereafter, to $5,000 at age 70 (or sooner if annual reductions place the amount of insurance at $5,000 before age 70).

AMENDMENT & TERMINATION

The Company expects to continue post retirement benefits indefinitely but necessarily reserves the right to amend or discontinue these benefits at any time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EXECUTIVE: Terry R. Goodemote	EMPLOYER: ARROW FINANCIAL CORPORATION By: Name: Title:

Signature Page to Executive Separation Agreement and Release

Schedule II

POST RETIREMENT MEDICAL – DENTAL – LIFE INSURANCE

(see attached)